As filed with the Securities and Exchange Commission on August 29, 1996
                                            Registration No. 333-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                      SOUTHERN PACIFIC FUNDING CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

California                                       6199                             33-0636924
(State of Other Jurisdiction of      (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)         Identification No.)

                       One Centerpointe Drive, Suite 500
                           Lake Oswego, Oregon 97035
                   (Address of Principal Executive Offices)

          1995 STOCK OPTION, DEFERRED STOCK AND RESTRICTED STOCK PLAN
                           (Full Title of the Plan)

                               Robert W. Howard
                                   President
                     Southern Pacific Funding Corporation
                       One Centerpointe Drive, Suite 500
                           Lake Oswego, Oregon 97035
                                (503) 684-4700
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:
                            Thomas J. Poletti, Esq.
                             Susan B. Kalman, Esq.
                  Freshman, Marantz, Orlanski, Cooper & Klein
                        9100 Wilshire Boulevard, 8-East
              Telephone (310) 273-1870, Telecopy: (310) 274-8357

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                             Proposed        Proposed
                                                             Maximum         Maximum
                                                             Offering       Aggregate       Amount of
                                           Amount to be     Price per        Offering      Registration
Title of Securities to be Registered        Registered       Share(1)        Price(1)          Fee
- -------------------------------------------------------------------------------------------------------
Common Stock, no par value                230,000 shares      $17.00      $ 3,910,000         $1,348.28
- -------------------------------------------------------------------------------------------------------
Common Stock, no par value                354,000 shares      $17.13      $ 6,064,020          2,091.04
- -------------------------------------------------------------------------------------------------------
Common Stock, no par value                710,800 shares      $24.44(2)   $17,371,952(2)       5,990.33
- -------------------------------------------------------------------------------------------------------
Total                                                                                         $9,429.65
=======================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h)(1).
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

           The documents containing information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Item 3. Incorporation of Documents by Reference.

           The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereto from the date of filing of such documents.

           (a) The Registrant's latest prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

           (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-referenced prospectus.

           (c) The section of the Registrant's Registration Statement on Form S-1, filed with the Commission on May 5, 1996, entitled "Description of Securities", as amended by Amendment Nos. 1 and 2, filed with the Commission on May 20, 1996 and June 7, 1996, respectively.

     Item 4. Description of Securities.

           Not applicable.

     Item 5. Interests of Named Experts and Counsel.

           Not applicable.

     Item 6. Indemnification of Directors and Officers.

     Under Section 317 of the California General Corporation Law (the "CGCL"), the Registrant is in certain circumstances permitted to indemnify its directors and officers against certain expenses (including attorneys' fees), judgements, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the Registrant), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors or officers of the Registrant, if such persons acted in good faith and in a manner they reasonably believed to be in the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the Registrant is in certain circumstances permitted to indemnify its directors and officers against certain expenses incurred in connection with the defense or settlement of a threatened, pending or completed action by or in the right of the Registrant, and against amounts paid in settlement of any such action, if such persons acted in good faith and in a manner they believed to be in the best interests of the Registrant and its shareholders provided that the specified court approval is obtained.

     As permitted by Section 317 of the CGCL, the Articles of Incorporation and By-Laws of the Registrant provide that the Registrant is authorized to provide indemnification for its directors and officers for breach of their duty to the Registrant and its shareholders through bylaw provisions or through agreements with the directors and officers, or both, in excess of the indemnification otherwise permitted by Section 317 of the CGCL. The Registrant's By-laws provide for indemnification of its directors and officers to the maximum extent permitted by Section 317 of the CGCL. In addition, agreements entered into by the Registrant with its directors and its executive officers require the Registrant to indemnify such persons against expenses, judgments, fines settlements and other amounts reasonably incurred in connection with any proceeding to which any such person may be made a party by reason of the fact that such person was an agent of the Registrant (including judgments, fines and settlements in or of a derivative action, unless indemnification is otherwise prohibited by law), provided such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     The Articles of Incorporation of the Registrant provide that the personal liability of the directors of the Registrant for monetary damages shall be eliminated to the fullest extent permissible under California law. Under Section 204(a)(10) of the CGCL, the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of the director's duty to the corporation may be eliminated, except for the liability of a director resulting from (i) acts or omissions involving intentional misconduct or the absence of good faith, (ii) any transaction from which a director derived an improper personal benefit, (iii) acts or omissions showing a reckless disregard for the director's duty, (iv) acts or omissions constituting an unexcused pattern of inattention to the director's duty or (v) the making of an illegal distribution to shareholders or an illegal loan or guaranty.

     Item 7. Exemption From Registration Claimed.

           Not applicable.

     Item 8. Exhibits.

           Exhibit
           Numbers
           -------

           4.1 Form of 1995 Stock Option, Deferred Stock and Restricted Stock Plan incorporated by reference (and filed as Exhibit 10.1) to the Registrant's Registration Statement on Form S-1 (File No. 333-3270) and Amendment Nos. 1 and 2 filed with the Securities and Exchange Commission on May 5, 1996 and June 7, 1996, respectively).

           4.2 Form of Stock Option Agreement effective as of June 13, 1996 by and between Registrant and H. Wayne Snavely.

           4.3 Form of Stock Option Agreement effective as of June 13, 1996 by and between Registrant and Gary A. Palmer.

           4.4 Form of Stock Option Agreement effective as of June 13, 1996 by and between Registrant and Stephen J. Shugerman.

           4.5 Form of Stock Option Agreement effective as of June 13, 1996 by and between Registrant and Thomas Bowser.

           4.6 Form of Stock Option Agreement effective as of June 13, 1996 by and between Registrant and John D. Dewey.

           4.7 Form of Stock Option Agreement effective as of June 13, 1996 by and between Registrant and A. Van Ruiter.

           4.8 Form of Stock Option Agreement effective as of June 13, 1996 by and between Registrant and Frank P. Willey.

           5    Opinion of Freshman, Marantz, Orlanski, Cooper & Klein.

           23.1 Consent of Freshman, Marantz, Orlanski, Cooper & Klein (included in Exhibit 5).

           23.2 Consent of KPMG Peat Marwick LLP.

           24.1 Power of Attorney (included on signature page of Registration Statement).

           Item 9. Undertakings.

                The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                (2) That, for the purpose of determining any liability
           under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                       ---------
           thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---------

                Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, "hereunto duly authorized, in the City of Lake Oswego, State of Oregon, on this 29th day of August, 1996.


                                          SOUTHERN PACIFIC FUNDING
                                          CORPORATION


                                          By:  /s/ Robert W. Howard
                                             ----------------------------
                                             ROBERT W. HOWARD
                                             President

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert W. Howard, Bernard A. Guy and Gary
A. Palmer, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including posteffective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or his, her or their substitutes, may lawfully do or cause to done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                  Date
- ---------                           -----                  ----
/s/ H. Wayne Snavely
- ------------------------      Chairman of the Board       August 29, 1996
H. WAYNE SNAVELY

/s/ Robert W. Howard
- ------------------------      President and Director      August 29, 1996
ROBERT W. HOWARD              (Principal Executive
                              Officer)

- ------------------------      Executive Vice President
BERNARD A. GUY                and Director                August __, 1996

/s/ Gary A. Palmer
- ------------------------      Chief Financial Officer     August 29, 1996
GARY A. PALMER                (Principal Financial and
                              Accounting Officer)

/s/ Stephen J. Shugerman
- ------------------------      Director                    August 29, 1996
STEPHEN J. SHUGERMAN

/s/ John D. Dewey
- ------------------------      Director                    August 29, 1996
JOHN D. DEWEY

/s/ A. Van Ruiter
- ------------------------      Director                    August 29, 1996
A. VAN RUITER

/s/ Frank P. Willey
- ------------------------      Director                    August 29, 1996
FRANK P. WILLEY


- ---------------           Director                    August __, 1996
FRANK P. WILLEY

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Numbers  Description                                                             Page
- -------  -----------                                                             ----
4.1       Form of 1995 Stock Option, Deferred Stock and Restricted Stock Plan
          incorporated by reference (and filed as Exhibit 10.1) to the
          Registrant's Registration Statement on Form S-1 (File No. 333-3270)
          and Amendment Nos. 1 and 2 filed with the Securities and Exchange
          Commission on May 5, 1996 and June 7, 1996, respectively).

4.2 Form of Stock Option Agreement effective as of June 13, 1996 by and between Registrant and H. Wayne Snavely.

4.3 Form of Stock Option Agreement effective as of June 13, 1996 by and between Registrant and Gary A. Palmer.

4.4 Form of Stock Option Agreement effective as of June 13, 1996 by and between Registrant and Stephen J. Shugerman.

4.5 Form of Stock Option Agreement effective as of June 13, 1996 by and between Registrant and Thomas Bowser.

4.6 Form of Stock Option Agreement effective as of June 13, 1996 by and between Registrant and John D. Dewey.

4.7 Form of Stock Option Agreement effective as of June 13, 1996 by and between Registrant and A. Van Ruiter.

4.8 Form of Stock Option Agreement effective as of June 13, 1996 by and between Registrant and Frank P. Willey.

5         Opinion of Freshman, Marantz, Orlanski, Cooper & Klein.

23.1      Consent of Freshman, Marantz, Orlanski, Cooper & Klein (included in
          Exhibit 5). 1

23.2      Consent of KPMG Peat Marwick LLP.

24.1      Power of Attorney (included on signature page of Registration
          Statement).